Exhibit 99.1

UBIQUITI NETWORKS REPORTS RECORD FOURTH QUARTER FISCAL 2014 FINANCIAL RESULTS
~ Achieves Record Revenue and Earnings ~
~ Posts Non-GAAP EPS of $0.56 Per Diluted Share ~

San Jose, Calif. - August 7, 2014 - Ubiquiti Networks, Inc. (NASDAQ: UBNT) (“Ubiquiti”), a next-generation communications technology company, today announced results for its fourth quarter of fiscal 2014 ended June 30, 2014.

Fourth Quarter Fiscal 2014 Financial Highlights

•	Revenues of $156.0 million, up 54% year-over-year

•	GAAP operating profit of $52.8 million, up 59% year-over-year

•	GAAP net income of $49.4 million, up 71% year-over-year

•	GAAP diluted EPS of $0.55 and non-GAAP diluted EPS of $0.56, with non-GAAP up 70% year-over-year

•	Average days sales outstanding ("DSO") of 32 days

Recent Business and Product Highlights

•	Sustained growth in Service Provider Technology, mainly driven by demand for our airFiber® 5 and airMAX® ac products.

•	Strong momentum in Enterprise Technology, primarily due to product expansion and further adoption of our UniFi® technology platform.

•	Launched EdgeSwitch, the first switch of its price/performance class, designed to offer superior performance and capability for a fraction of the cost of a traditional enterprise switch.

•	Launched UniFi Video, a new line of video surveillance camera control software and a new generation of cameras - the UVC, UVC-Dome, and UVC-Pro models - to join the UniFi family of products

•	Launched UniFi VoIP, a new scalable VoIP enterprise smart phone technology to provide price/performance disruptive telephony solutions for business, schools, hotels, and more.

Financial Results Summary ($, in millions, except per share data)

Financials	F4Q14	F3Q14	F4Q13
Revenues	156.0	148.3	101.2
Service Provider Technology	124.0	121.0	90.1
Enterprise Technology	32.0	27.3	11.1
Cost of Revenues	87.1	82.7	56.9
Gross Profit	68.9	65.6	44.4
Total Operating Expenses	16.1	15.5	11.2
Income from Operations	52.8	50.1	33.2
Net Income	49.4	45.2	28.8
Non-GAAP EPS (diluted)	0.56	0.50	0.33

Fourth Quarter 2014 Financial Highlights

Total revenue for the fourth quarter of fiscal 2014 increased 54% to a record $156.0 million, compared with $101.2 million in the fourth quarter of fiscal 2013. Service Provider Technology revenues increased $33.9 million, or 38%, to $124.0 million in the fourth quarter of fiscal 2014, compared with $90.1 million in the fourth quarter of fiscal 2013. Enterprise Technology revenues increased $20.9 million, or 188%, to $32.0 million in the fourth quarter of fiscal 2014, compared with $11.1 million in the fourth quarter of fiscal 2013.

GAAP net income for the fourth quarter of fiscal 2014 was $49.4 million, or $0.55 per diluted share, compared with GAAP net income of $28.8 million, or $0.32 per diluted share, in the fourth quarter of fiscal 2013. Ubiquiti recorded fourth quarter fiscal 2014 non-GAAP net income of $50.2 million, or $0.56 per diluted share, compared with non-GAAP net income of $29.5 million, or $0.33 per diluted share, in the fourth quarter of fiscal 2013.

Ubiquiti’s net cash inflow from operations for the fourth quarter of fiscal 2014 was $55.8 million, compared with a net cash inflow of $46.2 million in the fourth quarter of fiscal 2013. The key driver for the increase in net cash from operations in the fourth quarter of fiscal 2014 was due to an improvement in our lead times to customers and a reduction in inventory related to new products launched and sold at scale. Total cash and cash equivalents as of June 30, 2014 were $347.1 million, compared with $291.7 million as of March 31, 2014, and $227.8 million as of June 30, 2013.

Average days sales outstanding ("DSO") was 32 days in the fourth quarter of fiscal 2014, compared with 30 days in the prior quarter, and 32 days in the fourth quarter of fiscal 2013.

“We continue to ramp our R&D resources in an effort to accelerate the next phase of our long-term vision of democratizing end to end communications technology infrastructure for the unconnected” said Robert J. Pera, Founder and Chief Executive Officer of Ubiquiti Networks.

Craig L. Foster, Ubiquiti’s Chief Financial Officer, added, “We are very focused on execution which is demonstrated in another quarter of strong financial results. Several new product launches are driving revenue growth and we continue to make the strategic investments that we believe will help us not only expand our addressable market but also preserve our company’s vision.”

Business Outlook

Based on current business trends, Ubiquiti currently believes the demand environment in its end markets supports the following forecast for the Company's first fiscal quarter 2015 ending September 30, 2014:

•	Revenues of between $156 million and $161 million

•	GAAP Diluted EPS of between $0.51 and $0.53

•	Non-GAAP Diluted EPS of between $0.52 and $0.54

Conference Call Information

Ubiquiti Networks will host a Q&A-only conference call to discuss the Company’s financial results at 2:00 p.m. Pacific Time today. Management’s prepared remarks can be found on the Investor Relations section of the Ubiquiti Networks website, http://ir.ubnt.com.

To listen to the Q&A-only conference call via telephone, dial (877) 291-1296 (U.S. toll-free) or (720) 259-9209 (International) to be connected to the call by an operator. Participants should dial in at least 10 minutes prior to the start of the call. Investors may also listen to a live webcast of the Q&A-only conference call by visiting the Investor Relations section of the Ubiquiti Networks website, http://ir.ubnt.com.

A recording of the Q&A call will be available approximately two hours after the call concludes and will be accessible on the Investor Relations section of the Ubiquiti Networks website, http://ir.ubnt.com.

About Ubiquiti Networks

Ubiquiti Networks (NASDAQ: UBNT) is closing the digital divide by building network communication platforms for everyone and everywhere. With over 20 million devices deployed in over 180 countries, Ubiquiti is transforming under-networked businesses and communities. Our leading edge platforms, airMAX®, airFiber®, UniFi®, UniFi® Video, UniFi® VoIP, mFi® and EdgeMAX®, combine innovative technology, disruptive price-performance and the support of a global user community to eliminate barriers to connectivity. For more information, join our community at http://www.ubnt.com.

Ubiquiti, the Ubiquiti logo, Ubiquiti Networks, airMAX, airFiber, UniFi, mFi, EdgeMAX, EdgeSwitch and Ubiquiti World Network are registered trademarks or trademarks of Ubiquiti Networks, Inc. and/or its affiliates in the United States and other countries.

Investor Relations Contact

Anne Fazioli
Ubiquiti Networks, Vice President of Investor Relations
IR@ubnt.com

Safe Harbor for Forward Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements other than statements of historical fact including words such as “look”, "will", “anticipate”, “believe”, “estimate”, “expect”, "forecast", “consider” and “plan” and statements in the future tense are forward looking statements. The statements in this press release that could be deemed forward-looking statements include statements regarding business trends, anticipated demand for our new products, long-term benefits of leasing manufacturing space in Suzhou, China, DSOs, fluctuations in margins, R&D expenses and SG&A expenses, inventory, and revenues, GAAP diluted EPS and non-GAAP diluted EPS forecasts for the Company's fiscal quarter ending September 30, 2014, and any statements or assumptions underlying any of the foregoing.

Forward-looking statements are subject to certain risks and uncertainties that could cause our actual future results to differ materially, or cause a material adverse impact on our results. Potential risks and uncertainties include, but are not limited to, fluctuations in our operating results; varying demand for our products due to the financial and operating condition of our distributors and their customers, distributors' inventory management practices and general economic conditions; impact of counterfeiting and our ability to contain such impact; our reliance on a limited number of distributors; inability of our contract manufacturers and suppliers to meet our demand; our dependence on Qualcomm Atheros for chipsets without a short-term alternative; as we move into new markets competition from certain of our current or potential competitors who may be more established in such markets; our ability to keep pace with technological and market developments; success and timing of new product introductions by us and the performance of our products generally; our ability to effectively manage the significant increase in our transactional sales volumes; we may become subject to warranty claims, product liability and product recalls; that a substantial majority of our sales are into countries outside the United States and we are subject to numerous U.S. export control and economic sanctions laws; costs related to responding to government inquiries related to regulatory compliance; our reliance on the Ubiquiti Community; our reliance on certain key members of our management team, including our founder and chief executive officer, Robert J. Pera; adverse tax-related matters such as tax audits, changes in our effective tax rate or new tax legislative proposals; whether the final determination of our income tax liability may be materially different from our income tax provisions; the impact of any intellectual property litigation and claims for indemnification and litigation related to U.S. Securities laws and economic and political conditions in the United States and abroad. We discuss these risks in greater detail under the heading “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended June 30, 2013, subsequent Quarterly Reports on Form 10-Q and other filings filed with the U.S. Securities and Exchange Commission (the SEC), which are available at the SEC's website at www.sec.gov. Copies may also be obtained by contacting the Ubiquiti Networks Investor Relations Department, or by email at IR@ubnt.com or by visiting the Investor Relations section of the Ubiquiti Networks website, http://ir.ubnt.com.

Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management's beliefs and assumptions only as of the date made. Ubiquiti

Networks undertakes no obligation to update information contained herein. You should review our SEC filings carefully and with the understanding that our actual future results may be materially different from what we expect.

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we use non-GAAP measures of net income and earnings per diluted share that are adjusted to exclude certain recurring costs, expenses and gains such as stock based compensation expense, the gain on the reversal of a charge for an export compliance matter and the tax effects of these non-GAAP adjustments. Reconciliations of the adjustments to GAAP results for the three and twelve months ended June 30, 2014 and 2013 are provided below. In addition, an explanation of the ways in which management uses non-GAAP financial information to evaluate its business, the substance behind management's decision to use this non-GAAP financial information, material limitations associated with the use of non-GAAP financial information, the manner in which management compensates for those limitations, and the substantive reasons management believes that this non-GAAP financial information provides useful information to investors is included under "About our Non-GAAP Net Income and Adjustments" after the tables below.

Ubiquiti Networks Inc. Condensed Consolidated Statement of Operations (In thousands, except per share data) (Unaudited)
	Three Months Ended June 30,		Years Ended June 30,
	2014	2013	2014	2013
Revenues	$156,007	$101,232	$572,464	$320,823
Cost of revenues	87,146	56,868	318,997	185,489
Gross profit	68,861	44,364	253,467	135,334
Operating expenses:
Research and development	10,155	5,515	33,962	20,955
Sales, general and administrative	5,912	5,642	23,560	21,775
Total operating expenses	16,067	11,157	57,522	42,730
Income from operations	52,794	33,207	195,945	92,604
Interest expense and other, net	(556)	(281)	(1,334)	(851)
Income before provision for income taxes	52,238	32,926	194,611	91,753
Provision for income taxes	2,820	4,085	17,674	11,263
Net income and comprehensive income	$49,418	$28,841	$176,937	$80,490
Net income per share of common stock:
Basic	$0.56	$0.33	$2.02	$0.91
Diluted	$0.55	$0.32	$1.97	$0.89
Weighted average shares used in computing net income per share of common stock:
Basic	88,122	87,148	87,772	88,314
Diluted	89,821	89,064	89,715	90,259

Ubiquiti Networks Inc. Reconciliation of GAAP Net Income to Non-GAAP Net Income (In thousands, except per share data) (Unaudited)
	Three Months Ended June 30,		Years Ended June 30,
	2014	2013	2014	2013
Net income	$49,418	$28,841	$176,937	$80,490
Stock-based compensation:
Cost of revenues	145	137	590	446
Research and development	744	442	2,423	1,433
Sales, general and administrative	387	548	1,893	1,497
Gain on reversal of charge for an export compliance matter	—	—	(1,121)	—
Tax effect of non-GAAP adjustments	(510)	(451)	(1,514)	(1,351)
Non-GAAP net income	$50,184	$29,517	$179,208	$82,515
Non-GAAP diluted EPS	$0.56	$0.33	$2.00	$0.91
Weighted-average shares used in non-GAAP diluted EPS	89,821	89,064	89,715	90,259

Ubiquiti Networks Inc. Condensed Consolidated Balance Sheets (In thousands, except share amounts) (Unaudited)
	June 30,
	2014	2013(1)
Assets
Current assets:
Cash and cash equivalents	$347,097	$227,826
Accounts receivable, net	54,871	35,884
Inventories	46,349	15,880
Current deferred tax asset	884	733
Prepaid income taxes	3,256	—
Prepaid expenses and other current assets	13,267	3,151
Total current assets	465,724	283,474
Property and equipment, net	7,260	5,976
Long-term deferred tax asset	1,255	4
Other long–term assets	1,912	2,886
Total assets	$476,151	$292,340
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$33,933	$36,187
Customer deposits	1,835	5,123
Deferred revenues	4,218	691
Income taxes payable	2,499	1,257
Debt - short-term	—	5,013
Other current liabilities	9,830	11,150
Total current liabilities	52,315	59,421
Long-term taxes payable	15,346	11,857
Debt - long-term	72,254	71,116
Deferred revenues - long-term	972	2,510
Total liabilities	140,887	144,904
Stockholders’ equity:
Common stock	88	87
Additional paid–in capital	145,872	134,982
Treasury stock	(123,864)	(123,864)
Retained earnings	313,168	136,231
Total stockholders’ equity	335,264	147,436
Total liabilities and stockholders’ equity	$476,151	$292,340

(1)	Derived from audited consolidated statements as of and for the year ended June 30, 2013.

Ubiquiti Networks Inc. Revenues by Product Type (In thousands) (Unaudited)
	Three Months Ended June 30,		Years Ended June 30,
	2014	2013	2014	2013
Service provider technology	$124,005	$90,128	$450,663	$285,390
Enterprise technology	32,002	11,104	121,801	35,433
Total revenues	$156,007	$101,232	$572,464	$320,823

Ubiquiti Networks Inc. Revenues by Geographical Area (In thousands) (Unaudited)
	Three Months Ended June 30,		Years Ended June 30,
	2014	2013	2014	2013
North America	$43,260	$31,301	$142,438	$84,820
South America	35,757	19,944	109,584	65,764
Europe, the Middle East and Africa	57,418	37,170	247,009	127,860
Asia Pacific	19,572	12,817	73,433	42,379
Total revenues	$156,007	$101,232	$572,464	$320,823

About our Non-GAAP Net Income and Adjustments

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we use non-GAAP measures of net income and earnings per diluted share that are GAAP net income and GAAP earnings per diluted share adjusted to exclude certain recurring costs and non-recurring expenses and gains.

We believe that the presentation of non-GAAP net income and non-GAAP earnings per diluted share provides important supplemental information regarding non-cash expenses, significant recurring items that we believe are important to understanding our financial, and business trends relating to our financial condition and results of operations. Non-GAAP net income and non-GAAP earnings per diluted share are among the primary indicators used by management as a basis for planning and forecasting future periods and by management and our board of directors to determine whether our operating performance has met specified targets and thresholds. Management uses non-GAAP net income and non-GAAP earnings per diluted share when evaluating operating performance because it believes that the exclusion of the items described below, for which the amounts and/or timing may vary significantly depending upon the Company's activities and other factors, facilitates comparability of the Company's operating performance from period to period. We have chosen to provide this information to investors so they can analyze our operating results in the same way that management does and use this information in their assessment of our business and the valuation of our Company.

Use and Economic Substance of Non-GAAP Financial Measures used by Ubiquiti Networks

We compute non-GAAP net income and non-GAAP diluted earnings per share by adjusting GAAP net income and GAAP earnings per diluted share to remove the impact of recurring stock-based compensation expense, the gain on the reversal of a charge for an export compliance matter and the tax effect of these adjustments. Items excluded from net income are:

•	Recurring charges and gains, including:

◦	Stock-based compensation expense is recognized in accordance with FASB Accounting Standards Codification, Topic 718, Stock Compensation.

•	Gain on reversal of charge for an export compliance matter

•	Tax effect of non-GAAP adjustments. After adjusting to exclude the items described above, we apply the principles of ASC 740, Income Taxes, to estimate the non-GAAP income tax provision.

Usefulness of Non-GAAP Financial Information to Investors

These non-GAAP measures are not in accordance with, or an alternative to, GAAP and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income or earnings per diluted share prepared in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. We expect to continue to incur expenses of a nature similar to the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP net income and non-GAAP earnings per diluted share should not be construed as an inference that these costs are unusual, infrequent or non-recurring.

For more information on the non-GAAP adjustments, please see the table captioned “Reconciliation of GAAP Net Income to Non-GAAP Net Income” included in this press release.